Exhibit 99.1

CONTACT:	ExxonMobil Media Relations (972) 444-1107	Exxon Mobil Corporation 5959 Las Colinas Boulevard Irving, TX 75039-2298 972 444 1107 Telephone 972 444 1138 Facsimile

FOR IMMEDIATE RELEASE MONDAY, DEC. 14, 2009

Exxon Mobil Corporation and XTO Energy Inc. Announce Agreement

IRVING, TX – Exxon Mobil Corporation and XTO Energy Inc. announced today an all-stock transaction valued at $41 billion. The agreement, which is subject to XTO stockholder approval and regulatory clearance, will enhance ExxonMobil’s position in the development of unconventional natural gas and oil resources.

Under the terms of the agreement, approved by the boards of directors of both companies, ExxonMobil has agreed to issue 0.7098 common shares for each common share of XTO. This represents a 25 percent premium to XTO stockholders. The transaction value includes $10 billion of existing XTO debt and is based on the closing share prices of ExxonMobil and XTO on December 11, 2009.

“We are pleased that ExxonMobil and XTO have reached this agreement,” said Rex W. Tillerson, chairman and chief executive officer of Exxon Mobil Corporation.

“XTO is a leading U.S. unconventional natural gas producer, with an outstanding resource base, strong technical expertise and highly skilled employees. XTO’s strengths, together with ExxonMobil’s advanced R&D and operational capabilities, global scale and financial capacity, should enable development of additional supplies of unconventional oil and gas resources, benefiting consumers both here in the United States and around the world.”

Tillerson said the agreement is good news for the United States economy and energy security, as it will enhance opportunities for job creation and investment in the production of America’s own clean-burning natural gas resources.

XTO’s resource base is the equivalent of 45 trillion cubic feet of gas and includes shale gas, tight gas, coal bed methane and shale oil. These will complement ExxonMobil’s holdings in the United States, Canada, Germany, Poland, Hungary and Argentina.

Following the transaction closing, ExxonMobil intends to establish a new upstream organization to manage global development and production of unconventional resources, enabling the rapid development and deployment of technologies and operating practices to increase production and maximize resource value. The new organization will be located in Fort Worth, Texas, in XTO’s current offices.

Bob R. Simpson, chairman and founder of XTO, said that over the company’s 23-year history, XTO has developed technical expertise and has assembled a substantial, high-quality and diverse resource base in producing basins across the United States.

“XTO has a proven ability to profitably and consistently grow production and reserves in unconventional resources,” said Simpson. “As the world’s leading energy company, ExxonMobil will build on our success and open new opportunities for the development of natural gas and oil resources on a global basis.”

Tillerson said the agreement is part of an ongoing, disciplined evaluation of timely investment opportunities to create value for shareholders, and to help meet long-term global energy demand growth.

The agreement is consistent with ExxonMobil’s business model which is focused on sustainable, long-term value creation.

Completion of the transaction is expected in the second quarter of 2010. In connection with the transaction, J.P. Morgan Securities Inc. are acting as financial advisors to ExxonMobil and Barclays Capital Inc. and Jefferies & Company Inc. are acting as financial advisors to XTO.

Media Conference Call Information

ExxonMobil and XTO will be conducting a media conference call on Monday, December 14, 2009 at 9 a.m. Eastern time (8 a.m. Central).

Participant Numbers
Domestic:	866-719-0110
International:	719-325-2212
Confirmation Code:	8522824

Analyst Conference Call Information

ExxonMobil will be conducting an analyst conference call on Monday, December 14, 2009 at 11 a.m. Eastern time (10 a.m. Central) to discuss the transaction (URL will be available at www.exxonmobil.com).

The slides to be discussed during the call will be available on exxonmobil.com for viewing and download starting at 10:45 a.m. Eastern time (9:45 a.m. Central).

Audio Webcast Participation

Listen Only Numbers:
Domestic:	877-208-2391
International:	816-581-1736
Confirmation Code:	4605791

Replay telephone numbers:

888-203-1112    or    719-457-0820

Confirmation Code: 4605791

Replay available starting at 5 p.m. Eastern (4 p.m. Central), and running through December 21 at Midnight.

About ExxonMobil

ExxonMobil, the largest publicly traded international oil and gas company, uses technology and innovation to help meet the world’s growing energy needs. ExxonMobil holds an industry-leading inventory of resources, is the largest refiner and marketer of petroleum products, and its chemical company is one of the largest in the world. For more information, visit www.exxonmobil.com.

About XTO

XTO is a domestic oil and natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, North Dakota, Pennsylvania, West Virginia, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Utah, Louisiana and Montana. For more information, visit www.xtoenergy.com.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ExxonMobil will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of XTO that also constitutes a prospectus of ExxonMobil. ExxonMobil and XTO also plan to file other documents with the SEC regarding the proposed agreement. A definitive proxy statement/prospectus will be mailed to stockholders of XTO. INVESTORS AND SECURITY HOLDERS OF XTO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about ExxonMobil and XTO, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ExxonMobil will be available free of charge on ExxonMobil’s internet website at www.exxonmobil.com under the tab “investors” and then under the tab “SEC Filings” or by contacting ExxonMobil’s Investor Relations Department at 972-444-1156. Copies of the documents filed with the SEC by XTO will be available free of charge on XTO’s internet website at www.xtoenergy.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting XTO’s Investor Relations Department at 817-870-2800.

ExxonMobil, XTO, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of XTO in connection with the proposed transaction. Information about the directors and executive officers of XTO is set forth in its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 17, 2009. Information about the directors and executive officers of ExxonMobil is set forth in its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 13, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this document relating to future plans, projections, events or conditions are forward-looking statements. Actual results could differ materially as a result of a variety of risks and uncertainties, including: the timing to consummate the proposed agreement; the risk that a condition to closing of the proposed agreement may not be satisfied; the risk that a regulatory approval that may be required for the proposed agreement is not obtained or is obtained subject to conditions that are not anticipated; ExxonMobil’s ability to achieve the synergies and value creation contemplated by the proposed agreement; ExxonMobil’s ability to promptly and effectively integrate XTO’s businesses; and the diversion of management time on agreement-related issues. Other factors that could materially affect ExxonMobil’s and XTO’s actual results, including project plans, costs, timing, and capacities; capital and exploration expenditures; and share purchase levels, include: changes in long-term oil or gas prices or other market or economic conditions affecting the oil and gas industry; completion of repair projects as planned; unforeseen technical difficulties; political events or disturbances; reservoir performance; the outcome of commercial negotiations; wars and acts of terrorism or sabotage; changes in technical or operating conditions; and other factors discussed under the heading “Factors Affecting Future Results”

available through the “investors” section on ExxonMobil’s website, in Item 1A of ExxonMobil’s 2008 Form 10-K and in Item 1A of XTO’s 2008 Form 10-K. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of ExxonMobil or XTO. Neither ExxonMobil nor XTO assumes any duty to update these statements as of any future date. References to quantities of oil or natural gas may include amounts that ExxonMobil or XTO believe will ultimately be produced, but that are not yet classified as “proved reserves” under SEC definitions.